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                                                                    EXHIBIT 11.1



                            The Gymboree Corporation
                       Computation of Net Income Per Share
                      (In thousands, except per share data)


                                                         Fiscal Year Ended
                                                -------------------------------------
                                                January 31,  February 2,  February 4,
                                                   1998         1997         1996
                                                -----------  -----------  -----------
NET INCOME                                       $35,170      $31,788      $26,381

Weighted average number of shares of
Common Stock outstanding during the period:

Common Stock                                      24,302       25,111       24,862
                                                 -------      -------      -------

                                                  24,302       25,111       24,862
                                                 =======      =======      =======

BASIC NET INCOME PER SHARE                       $  1.45      $  1.27      $  1.06
                                                 =======      =======      =======


Weighted average number of shares
outstanding during the period:

Common Stock                                      24,302       25,111       24,862


Add incremental shares from assumed
exercise of stock options and warrants               698          559          495
                                                 -------      -------      -------

Weighted average common and common
equivalent shares outstanding during
 the period                                       25,000       25,670       25,357
                                                 =======      =======      =======


DILUTED NET INCOME PER SHARE                     $  1.41      $  1.24      $  1.04
                                                 =======      =======      =======







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